Exhibit 99.2 WSFS Financial Corporation 3Q 2020 Earnings Supplement1 October 22, 2020 1 3Q 2020 Earnings Release Supplement is for the purpose and use in conjunction with our Earnings Release furnished as Exhibit 99.1 to our Form 8-K on October 22, 2020 1

Forward Looking Statements & Non-GAAP Forward Looking Statements: This presentation contains estimates, predictions, opinions, projections and other "forward-looking statements" as that phrase is defined in the Private Securities Litigation Reform Act of 1995. Such statements include, without limitation, references to the Company's predictions or expectations of future business or financial performance as well as its goals and objectives for future operations, financial and business trends, business prospects, and management's outlook or expectations for earnings, revenues, expenses, capital levels, liquidity levels, asset quality or other future financial or business performance, strategies or expectations. The words “believe,” “expect,” “anticipate,” “plan,” “estimate,” “target,” “project” and similar expressions, among others, generally identify forward-looking statements. Such forward-looking statements are based on various assumptions (some of which may be beyond the Company's control) and are subject to significant risks and uncertainties (which change over time) and other factors, including the uncertain effects of the COVID-19 pandemic and actions taken in response thereto on our business, results of operations, capital and liquidity, which could cause actual results to differ materially from those currently anticipated. Such risks and uncertainties are discussed in detail the Company's Form 10-K for the year ended December 31, 2019, Form 10-Q for the quarter ended March 31, 2020, Form 10-Q for the quarter ended June 30, 2020, and and other documents filed by the Company with the Securities and Exchange Commission from time to time. We caution readers not to place undue reliance on any such forward-looking statements, which speak only as of the date on which they are made, and the Company disclaims any duty to revise or update any forward-looking statement, whether written or oral, that may be made from time to time by or on behalf of the Company for any reason, except as specifically required by law. As used in this presentation, the terms "WSFS", "the Company", "registrant", "we", "us", and "our" mean WSFS Financial Corporation and its subsidiaries, on a consolidated basis, unless the context indicates otherwise. Non-GAAP Financial Measures: This presentation contains financial measures determined by methods other than in accordance with accounting principles generally accepted in the United States (“GAAP”). These non-GAAP measures include core earnings per share (“EPS”), core pre-provision net revenue (“PPNR”), PPNR, core PPNR to average assets ratio, PPNR to average assets ratio, core return on assets (“ROA”), core return on tangible common equity (“ROTCE”), ROTCE, core fee income and core fee income as a percentage of total core net revenue. The Company’s management believes that these non-GAAP measures provide a greater understanding of ongoing operations, enhance comparability of results of operations with prior periods and show the effects of significant gains and charges in the periods presented. The Company’s management believes that investors may use these non-GAAP measures to analyze the Company’s financial performance without the impact of unusual items or events that may obscure trends in the Company’s underlying performance. This non-GAAP data should be considered in addition to results prepared in accordance with GAAP, and is not a substitute for, or superior to, GAAP results. For a reconciliation of these non-GAAP measures to their comparable GAAP measures, see the Appendix. 2

Table of Contents Financial Highlights Page 4 Loan & Deposit Growth Page 5 Core Fee Income Trends Page 6 Credit Risk Management CECL Page 7 Loan Modifications Page 8 Selected Portfolios Page 9 NIM Trends & Outlook Page 10 Core PPNR Trends & Outlook Page 11 Capital Position Page 12 Appendix: Reconciliation of Non-GAAP Financial Information Page 13 3

3Q 2020 Financial Highlights

WSFS Financial Corporation

Solid operating performance with PPNR[1] at 1.98% of average assets reflecting diversified business model
Significant ACL reserve, strong capital levels, and the approved resumption of share repurchases in 4Q 2020

3Q 2020	
$ in millions (except per share amounts)	**Core**
EPS[1]	$1.00
PPNR[1]	$68.0
PPNR %[1]	1.98%
ROA[1]	1.48%
ROTCE[1]	16.47%
NIM	3.66%
Fee Income/Total Revenue[1,2]	28.8%
Efficiency Ratio[1]	57.1%
ACL Coverage Ratio (ex. PPP)	2.74%
Loan to Deposit Ratio	83%
Common Equity Tier 1 Capital	13.24%

- Core PPNR[1] of $68.0 million increased $4.4 million, or 7%, from 2Q 2020 reflecting positive core operating leverage
- Core fee income[1] increased $5.3 million, or 13%, compared to 2Q 2020, despite a $3.2 million negative impact due to Durbin Amendment (effective July 2020). Solid growth across several areas, including mortgage, trust services, non-interchange related core banking fees, and Cash Connect®
- Modest provision expense of $2.7 million while maintaining a strong allowance for credit losses ("ACL") coverage ratio of 2.74% excluding Paycheck Protection Program ("PPP") loans and 3.22% including estimated credit mark on acquired loans. Short-term loan deferrals reduced to 3% of total portfolio at October 15, 2020
- Loans grew $95.5 million, or 5% on an annualized basis during the quarter and $254 million, or 4% year-over-year, excluding PPP loans, ACL, and purposeful run-off portfolios
- Customer funding levels remain elevated and increased $364 million, or 13% on an annualized basis, during the quarter and $1.9 billion, or 20%, compared to 3Q 2019 primarily due to PPP loans and the current economic environment
- Board approved the resumption of share repurchases in 4Q 2020 under current authorization of 15% of outstanding shares and a $0.12 quarterly cash dividend to be paid in November 2020

[1] These are non-GAAP financial measures and should be considered along with results prepared in accordance with GAAP, and not as a substitute for GAAP results. See Appendix for reconciliation to GAAP financial information.

[2] Tax-equivalent

4

3Q 2020 Loan and Deposit Growth

WSFS Financial Corporation

Positive loan growth excluding purposeful run-off portfolios; Significant excess customer liquidity continues

Loans - 3Q 2020 vs 2Q 2020 and 3Q 2019

($ in millions)	Sep 2020	Jun 2020	Sep 2019	3Q20 $ Growth	Annualized % Growth	YOY $ Growth	YOY % Growth
C & I Loans	$3,300	$3,354	$3,389	($54)	(6%)	($89)	(3%)
PPP Loans	$954	$945	$0	$9	4%	$954	100%
Commercial Mortgages	$2,167	$2,166	$2,263	$1	0%	($96)	(4%)
Construction Loans	$666	$639	$512	$27	17%	$154	30%
Commercial Leases	$228	$213	$171	$15	28%	$57	33%
Total Commercial Loans	**$7,315**	**$7,317**	**$6,335**	**($2)**	**(0%)**	**$980**	**15%**
Residential Mortgage (HFS/HFI/Rev Mgt)	$1,003	$1,012	$1,117	($9)	(4%)	($114)	(10%)
Consumer Loans	$1,169	$1,133	$1,144	$36	13%	$25	2%
Total Gross Loans	**$9,487**	**$9,462**	**$8,596**	**$25**	**1%**	**$891**	**10%**
Residential Mortgage (HFI)	*$845*	*$895*	*$1,035*	*($50)*	*(22%)*	*($190)*	*(18%)*
Student Loans Acquired from BNCL	*$118*	*$119*	*$129*	*($1)*	*(3%)*	*($11)*	*(9%)*
Auto Loans Acquired From BNCL	*$27*	*$33*	*$28*	*($6)*	*(72%)*	*($1)*	*(4%)*
Participation portfolios (CRE) from BNCL	*$147*	*$169*	*$247*	*($22)*	*(52%)*	*($100)*	*(40%)*
Leveraged Loans (C&I) from BNCL	*$12*	*$12*	*$27*	*$0*	*0%*	*($15)*	*(56%)*
Total Run-Off Portfolios	***$1,149***	***$1,228***	***$1,466***	***($79)***	***(26%)***	***($317)***	***(22%)***
Gross Loans ex Run-Off Portfolios	**$8,338**	**$8,234**	**$7,130**	**$104**	**5%**	**$1,208**	**17%**
PPP Loans	*$954*	*$945*	*$0*	*$9*	*4%*	*$954*	*100%*
Gross Loans ex Run-Off & PPP Portfolios	**$7,384**	**$7,289**	**$7,130**	**$95**	**5%**	**$254**	**4%**

Deposits - 3Q 2020 vs 2Q 2020 and 3Q 2019

($ in millions)	Sep 2020	Jun 2020	Sep 2019	3Q20 $ Growth	Annualized % Growth	YOY $ Growth	YOY % Growth
Noninterest Demand	$3,197	$3,188	$2,269	$9	1%	$928	41%
Interest Demand Deposits	$2,521	$2,303	$2,177	$218	38%	$344	16%
Savings	$1,718	$1,732	$1,563	($14)	(3%)	$155	10%
Money Market	$2,489	$2,333	$1,952	$156	27%	$537	28%
Total Core Deposits	**$9,925**	**$9,556**	**$7,961**	**$369**	**15%**	**$1,964**	**25%**
Customer Time Deposits	$1,224	$1,228	$1,330	($4)	(1%)	($106)	(8%)
Total Customer Deposits	**$11,149**	**$10,784**	**$9,291**	**$365**	**13%**	**$1,858**	**20%**

- Continued focus on strategy to optimize our loan mix towards relationship-based, higher yielding commercial loans
- Excluding PPP loans, ACL, and purposeful run-off portfolios, loans increased $95.5 million, or 5% on an annualized basis, compared to 2Q 2020 and $254 million, or 4% year-over-year
- Customer funding levels remain elevated and increased $364 million, or 13% on an annualized basis during the quarter and 1.9 billion, or 20%, compared to 3Q 2019, primarily due to PPP loans and the current economic environment

5

Core Fee Income1 Trends Diversified Business Model Drives Core Fee Income Growth Through 3Q 2020 $50 25.3%2 27.0%2 30.0%2 Core Fee Income % Millions $45 $3 $40 $8 • Core fee income is well diversified with over $5 $5 20 discrete lines of business and products $35 within our three core segments: Banking, $6 Wealth, and Cash Connect® $30 $8 $12 • Provides strong PPNR stability through $25 $3 $8 interest rate cycles $20 $10 • 3Q 2020 increased $5.3 million, or 13%, $12 $15 $9 compared to 2Q 2020, despite Durbin impact (effective July 2020), diversified across all $10 major areas $13 $5 $11 $11 $- 1Q20 2Q20 3Q20 4 Wealth & Trust Cash Connect Mortgage Other Banking 3 Credit/Debit 1 This is a non-GAAP financial measures and should be considered along with results prepared in accordance with GAAP, and not as a substitute for GAAP results. See Appendix for reconciliation to GAAP financial information. 2 Fee (non-interest) income / total net revenue excluding PPP 3 Other banking includes deposit service charges, SBA loan sales, loan and lease fees, and other banking related fees 6 4 Credit/Debit includes Interchange and Other Fee income

Credit Risk Management - CECL

F/Y GDP forecast of (3.7%) in 2020 and 3.7% in 2021[2]
Y/E Unemployment forecast of 8.8% in 2020 and 6.6% in 2021[2]


GDP Growth by Quarter
35%
25%
15%
5%
-5%
-15%
-25%
-35%
-45%
1Q20 2Q20 3Q20 4Q20 1Q21 2Q21 3Q21 4Q21
2Q Forecast
3Q Forecast


Unemployment by Quarter
15%
13%
11%
9%
7%
5%
3%
1Q20 2Q20 3Q20 4Q20 1Q21 2Q21 3Q21 4Q21
2Q Forecast
3Q Forecast

ACL by Segment

($ millions)	January 1, 2020 $	%	March 31, 2020 $	%	June 30, 2020 $	%	September 30, 2020 $	%
C&I[1]	$40.3	1.99%	$62.3	2.96%	$133.1	6.81%	$137.8	7.24%
Construction[1]	$4.6	0.78%	$5.2	0.82%	$10.1	1.59%	$10.2	1.54%
CRE Investor	$9.1	0.41%	$26.6	1.19%	$38.4	1.77%	$34.3	1.58%
Owner Occupied	$3.2	0.24%	$9.4	0.72%	$9.0	0.67%	$10.4	0.77%
Leases	$2.0	0.77%	$3.6	1.34%	$11.1	5.20%	$10.7	4.70%
Mortgage	$8.9	0.90%	$11.6	1.22%	$9.2	1.03%	$8.4	1.00%
HELOC & HEIL	$9.4	1.27%	$12.6	1.69%	$10.8	1.43%	$11.2	1.41%
Installment - Other	$3.8	3.82%	$4.4	5.17%	$6.9	6.58%	$5.6	5.55%
Other	$1.9	0.33%	$3.4	0.81%	$3.6	0.90%	$4.1	1.04%
TOTAL	**$83.2**	**0.96%**	**$139.1**	**1.60%**	**$232.2**	**2.73%**	**$232.7**	**2.74%**

Considerations & Components for 3Q 2020 ACL

- Coverage ratio of **2.74%** excluding PPP loans and **3.22%** including estimated remaining credit mark on the acquired loan portfolio
- **Modest reserve build of $0.5 million** in 3Q 2020 driven by:
  - Portfolio migration largely consistent with expectations; remaining targeted portfolio reviews completed in 3Q 2020
  - Core loan growth offset by intentional portfolio run-off and net charge offs
  - No significant economic forecast changes


Components of 3Q 2020 ACL
(in millions)
Economic Forecast Impact
$300
$250
$200
$150
$100
$50
$0
$232
-$2
$3
$233
6/30/2020
NCO
Net Growth/Other
9/30/2020
2.73%
2.74%
Coverage Ratio (ex PPP)

[1] Hotel loan balances are included in the C&I and Construction segments
[2] Source: Oxford Economics as of September 2020

7

Credit Risk Management – Loan Modifications As of October 15, 2020, loan modifications declined to 3% of total loan portfolio Loan Modifications Commercial Loan Modifications by Sector As of October 15, 2020 As of October 15, 2020 1 1 ($ in millions) Loan Balances % of Portfolio ($ in millions) Loan Balances % of Portfolio C&I $ 94.0 5% Hotel $ 81.7 16% CRE $ 53.0 2% Retail $ 50.1 5% Owner Occupied $ 9.8 1% Real Estate Rental & Leasing $ 6.8 0% Construction $ 1.7 0% Other Services $ 5.8 2% Total Commercial $ 158.5 3% Food Services $ 5.1 3% Health Care and Social Assistance $ 2.6 1% Residential Mortgage $ 35.0 4% Construction $ 0.5 0% Education2 $ 23.7 3 10% All Other $ 5.9 0% Consumer $ 14.5 2% Total Commercial $ 158.5 3% Leases $ 0.2 0% Credit Cards $ 0.1 1% Total Consumer $ 73.5 3% Total Loan Modifications $ 232.0 3% • 88% of original payment modifications have reverted to full contractual payments as of October 15, 2020 • 82% of remaining total modifications are under 90 days or less terms as of October 15, 2020 • 56% of remaining total modifications (82% of remaining Commercial modifications) include at least interest payments as of October 15, 2020 1 Portfolio values are as of September 30, 2020 and exclude PPP loans 2 Approximately 75% of the loan balances include U.S. government-guaranteed student loans that carry little risk of credit loss 8

Credit Risk Management – Selected Portfolios

WSFS Financial Corporation

Hotel Portfolio

$516.9 million; 6.1% of loan portfolio[1]

- 48% of balances Criticized
- $5.8 million average loan balance size
- 76% of loans include recourse; 100% secured by real estate
- Conservative underwriting with current weighted average LTV of ~55%[2]
- 65% Business and 35% Leisure
- Diversified across 8+ states (43% PA, 21% NJ, and 15% DE)

Retail CRE Portfolio

$734.3 million; 8.6% of loan portfolio[1]

- 7% of balances Criticized
- $1.2 million average loan balance size
- 65% of relationships, $5 million or more, include recourse
- No outstanding loan balances to indoor shopping malls; limited exposure to power centers
- 49% of portfolio is anchored by essential[3] businesses

Food Services Portfolio

$183.4 million; 2.1% of loan portfolio[1]

- 31% of balances Criticized
- $325 thousand average loan balance size
- ~80% of loans include recourse
- ~50% of loans secured by real estate

Retail Trade Portfolio

$266.9 million; 3.1% of loan portfolio[1]

- 10% of balances Criticized
- $271 thousand average loan balance size
- 90% of loans include recourse
- 77% of portfolio is anchored by essential[3] businesses

[1] Portfolio values are gross loans excluding PPP as of September 30, 2020
[2] Current exposure / most recent valuation
[3] Essential includes grocery, pharmacy, liquor, general merchandise, bank branch, gas/vehicle/convenience, home improvement, and government

9

Net Interest Margin Trends and 4Q Outlook NIM impacted by rate environment, PPP forgiveness timing, purchase accretion volatility and excess customer liquidity 4.75% • 2Q & 3Q 2020 included full quarter impact of the 150 bps Fed Fund rate decrease and negative 8 bps 4.50% from PPP loans 4.38% 0. • 3Q 2020 included 14 bps of negative impact 4.25% 0.22% Negative 8 bps PPP impact 3.70% - resulting from excess customer funding; compared 3.93% 3.80% to 5 bps in 2Q 2020 and 0 bps in 1Q 2020; 4Q 2020 4.00% 0.31% Outlook of ~15bps Positive 4 bps 3.66% PPP Impact • 4Q Outlook reflects 4 bps from PPP loans with 3.75% 0.30% ~20% of PPP loans estimated to be forgiven plus core margin growth from continued increase in 3.50% 0.28% 0.26% 3.85% deposit betas offset by lower purchase accounting accretion 3.25% 3.58% 3.35% 3.38% • Deposit and Loan betas are ~25-30% for down rate 3.00% cycle 1Q 2020 2Q 2020 3Q 2020 4Q 2020 Outlook • Weighted average total Customer funding cost NIM Ex PAA/PPP Modeled PAA Accretion Incremental PAA Accretion PPP of 28 bps in 3Q 2020 (35 bps in 2Q 2020) 10

Core PPNR1 Trends and 4Q 2020 Outlook Solid Core PPNR Results Despite Challenging Rate Environment $140 2.50% 2.36% • 4Q 2020 Outlook assumes continued gradual Millions 2.36% $120 1.96% 1.98% reopening of the economy, and PPP net income 1.80% - 2.05% 2.00% growth from ~20% of PPP loans forgiven during 1.98% 1.94% $100 the quarter 1.72% - 1.87% 1.50% $80 • Excluding PPP loans, core PPNR and core PPNR as $5.9 1 $3.0 $7 - $10 a percentage of average assets are expected to $60 decline in 4Q 2020 due primarily to the following: 1.00% • Lower seasonal mortgage revenue and $40 expected decline in refinancing volume $71.5 $60.5 $62.0 $55 - $60 0.50% • Lower incremental purchase loan accretion $20 • Modest increase in expenses due to franchise investments $- 0.00% 1Q 2020 2Q 2020 3Q 2020 4Q 2020 1 1 1 PPNR - Core (ex PPP) PPP PPNR % Assets (ex PPP) PPNR % Assets 1 These are non-GAAP financial measure and should be considered along with results prepared in accordance with GAAP, and not as a substitute for GAAP results. See Appendix for reconciliation to GAAP financial information. 11

Capital Position

WSFS Financial Corporation

Strong Capital Levels and PPNR Run-Rate Result in Significant Capital Return Opportunity

Bank Common Equity Tier-1 (CET1) Capital Ratio Scenario[1]
Five Quarters Ending 4Q 2021



16%
14%
12%
10%
8%
6%
4%
2%
0%
13.24%
2.11%
-0.29%
-0.30%
4Q21 Proforma
WSFS Target
Well Capitalized
14.76%
10.00%
6.50%
3Q 2020
PPNR (net of Tax)1
Dividends
ACL Scenario2
4Q 2021

- PPNR (after-tax) run-rate[1] provides approximately 42 bps of CET1 per quarter. After estimated routine dividends and stressed ACL scenario, the Bank has approximately $485 million or 476 bps of excess capital above our 10% internal target
- ACL scenario[2] reflects most conservative scenario under the Federal Reserve's guidance issued in September 2020 and applied to our internal CECL modeling; excess capital levels and strong PPNR provide opportunity to return capital to stockholders
- Quarterly cash dividend of $0.12 per share of common stock to be paid November 2020
- Board approved the resumption of share repurchases in 4Q 2020 under current authorization of approximately 15% of outstanding shares

[1] Assumed PPNR Run-Rate reflects 4Q 2020 Outlook on page 11 extended at $55M per quarter in 2021.
[2] ACL scenario based on most conservative scenario under the Federal Reserves " Supervisory Scenarios for the Resubmission of Capital Plans in the Fourth Quarter of 2020" issued in September 2020

12

Appendix: Non-GAAP Financial Information 13

Non-GAAP Information This presentation contains financial measures determined by methods other than in accordance with accounting principles generally accepted in the United States (GAAP). The following are the non-GAAP measures used in this presentation: • Adjusted net income (non-GAAP) is a non-GAAP measure that adjusts net income determined in accordance with GAAP to exclude the impact of securities gains, unrealized gains and corporate development costs; • Core noninterest income, also called core fee income, is a non-GAAP measure that adjusts noninterest income as determined in accordance with GAAP to exclude the impact of securities gains and realized/unrealized gains on equity investments; • Core earnings (loss) per share is a non-GAAP measure that divides (i) adjusted net income (non-GAAP) by (ii) weighted average shares of common stock outstanding for the applicable period; • Core net revenue is a non-GAAP measure that is determined by adding core net interest income plus core fee income; • Core noninterest expense is a non-GAAP measure that adjusts noninterest expense as determined in accordance with GAAP to exclude corporate development and restructuring expenses, loss on early extinguishment of debt and contribution to WSFS Community Foundation; • Core efficiency ratio is a non-GAAP measure that is determined by dividing core noninterest expense by the sum of core interest income and core fee income; • Core return on average assets (ROA) is a non-GAAP measure that divides (i) adjusted net income (non-GAAP) by (ii) average assets for the applicable period; • Core operating leverage is a non-GAAP measure that subtracts (i) periodic change in core noninterest expense growth from (ii) periodic change in core net revenue growth; • Tangible common equity is a non-GAAP measure and is defined as total average stockholders’ equity less goodwill, other intangible assets. Return on average tangible common equity (ROTCE) is a non-GAAP measure and is defined as net income allocable to common stockholders divided by tangible common equity; and • Tangible common book value per share is a non-GAAP measure that is equal to common equity less goodwill and intangible assets, divided by total shares outstanding. • Pre-provision net revenue (PPNR) is a non-GAAP measure that adjusts net income determined in accordance with GAAP to exclude the impact of income tax provision (credit) and provision for credit losses. 14

Appendix: 3Q 2020 Reported Financial Results

WSFS Financial Corporation

3Q 2020	
$ in millions (expect per share amounts)	
EPS	1.01
PPNR[1]	$68.7
PPNR %[1]	1.98%
ROA	1.49%
ROTCE[1]	16.61%
NIM	3.66%
Fee Income/Total Revenue[2]	30.3%
Efficiency Ratio	57.6%
ACL Coverage Ratio ex PPP	2.74%
Loan to Deposit Ratio	83%
Common Equity Tier 1 Capital	13.24%

WSFS 3Q 2020 GAAP included the following items that were excluded from Core results:

- WSFS realized $3.3 million (pre-tax), or approximately $0.05 per share (after-tax), in net gains on sales of securities compared to no amounts realized in 3Q 2019
- WSFS recorded net unrealized gains on our equity investments of $0.1 million (pre-tax) related to our investment in Visa Class B shares, compared with $22.1 million or approximately $0.35 per share, in realized gains from the sale of 360,000 Visa Class B shares in 2Q 2020. Since our adoption of ASU 2016-01 in 1Q 2018, cumulative realized and unrealized gains on Visa Class B shares total $78.1 million on a total portfolio investment of $17.7 million
- WSFS recorded $0.4 million (pre-tax), or approximately $0.01 per share (after-tax), of corporate development expenses related to our acquisition of Beneficial Bancorp, Inc. (Beneficial), compared with $18.9 million (pre-tax), or approximately $0.27 per share (after-tax), of corporate development and restructuring expenses in 3Q 2019. The merger-to-date amounts are less than our original expectations
- WSFS recorded $2.3 million (pre-tax), or approximately $0.03 per share (after-tax), of loss associated with prepayment fees from the termination of fixed rate FHLB term advances as part of routine balance sheet and liquidity management. The termination of these fixed rate term advances is expected to be accretive to net interest income in future periods

[1] These are non-GAAP financial measures and should be considered along with results prepared in accordance with GAAP, and not as a substitute for GAAP results. See Appendix for reconciliation to GAAP financial information.

[2] Tax-equivalent

15

Appendix: Non-GAAP Financial Information

WSFS Financial Corporation

(dollars in thousands, except per share data)	Three Months Ended September 30, 2020	June 30, 2020	March 31, 2020	September 30, 2019
Net interest income (GAAP)	$ 113,048	$ 113,756	$ 116,150	$ 120,833
Core net interest income (non-GAAP)	$ 113,048	$ 113,756	$ 116,150	$ 120,833
Noninterest income (GAAP)	$ 49,171	$ 64,375	$ 40,847	$ 62,346
Less: Securities gains	3,322	1,908	693	—
Less/(plus): Unrealized gains (losses) on equity investments, net	104	(11)	668	21,344
Less: Realized gain on sale of equity investment, net	—	22,052	—	—
Core fee income (non-GAAP)	$ 45,745	$ 40,426	$ 39,486	$ 41,002
Core net revenue (non-GAAP)	$ 158,793	$ 154,182	$ 155,636	$ 161,835
Core net revenue (non-GAAP) (tax-equivalent)	$ 159,068	$ 154,513	$ 155,905	$ 162,135
Noninterest expense (GAAP)	$ 93,540	$ 93,435	$ 88,496	$ 109,561
Less: Corporate development expense	428	2,801	1,341	10,517
Less: Restructuring expense	—	—	—	8,360
Less: Loss on early extinguishment of debt	2,280	—	—	—
Less: Contribution to WSFS Community Foundation	—	—	3,000	—
Core noninterest expense (non-GAAP)	$ 90,832	$ 90,634	$ 84,155	$ 90,684
Core efficiency ratio	57.1 %	58.7 %	54.0 %	55.9 %
Core fee income as a percentage of total core net revenue (tax-equivalent)	28.76 %	26.16 %	25.33 %	25.29 %

[1] Pre-tax adjustments include securities gains, unrealized gains on equity investments, corporate development and restructuring expense

16

Appendix: Non-GAAP Financial Information

WSFS Financial Corporation

(dollars in thousands, except per share data)	Three Months Ended September 30, 2020	June 30, 2020	September 30, 2019
GAAP net income (loss) attributable to WSFS	$ 51,145	$ (7,111)	$ 53,882
Plus/(less): Pre-tax adjustments[1]	(718)	(21,148)	(2,467)
(Plus)/less: Tax impact of pre-tax adjustments	264	4,712	590
Adjusted net (loss) income (non-GAAP) attributable to WSFS	$ 50,691	$ (23,547)	$ 52,005
Net income (loss) (GAAP)	$ 50,823	$ (7,811)	$ 53,595
Plus/(less): Income tax provision (benefit)	15,140	(2,247)	15,902
Plus: Provision for credit losses	2,716	94,754	4,121
PPNR (Non-GAAP)	68,679	84,696	73,618
Plus/(less): Pre-tax adjustments[1]	(718)	(21,148)	(2,467)
Core PPNR (Non-GAAP)	$ 67,961	$ 63,548	$ 71,151
GAAP return on average assets (ROA)	1.49 %	(0.22)%	1.72 %
Plus/(less): Pre-tax adjustments[1]	(0.02)	(0.65)	(0.08)
(Plus)/less: Tax impact of pre-tax adjustments	0.01	0.14	0.02
Core ROA (non-GAAP)	1.48 %	(0.73)%	1.66 %
Earnings (loss) per share (GAAP)	$ 1.01	$ (0.14)	$ 1.02
Plus/(less): Pre-tax adjustments[1]	(0.01)	(0.42)	(0.05)
(Plus)/less: Tax impact of pre-tax adjustments	—	0.10	0.01
Core earnings (loss) per share (non-GAAP)	$ 1.00	$ (0.46)	$ 0.98

[1] Pre-tax adjustments include securities gains, unrealized gains on equity investments, corporate development and restructuring expense

17

Appendix: Non-GAAP Financial Information Three Months Ended (dollars in thousands, except per share data) September 30, 2020 June 30, 2020 September 30, 2019 Calculation of return on average tangible common equity: GAAP net income (loss) attributable to WSFS $ 51,145 $ (7,111) $ 53,882 Plus: Tax effected amortization of intangible assets 2,090 2,198 2,113 Net tangible income (loss) (non-GAAP) 53,235 (4,913) 55,995 Average stockholders' equity of WSFS 1,836,256 1,842,525 1,842,759 Less: average goodwill and intangible assets $ 561,505 $ 564,622 $ 574,253 Net average tangible common equity $ 1,274,751 $ 1,277,903 $ 1,268,506 Return on average tangible common equity (non-GAAP) 16.61% (1.55)% 17.51 % Calculation of core return on average tangible common equity: Adjusted net income (loss) (non-GAAP) attributable to WSFS $ 50,691 $ (23,547) $ 52,005 Plus: Tax effected amortization of intangible assets 2,090 2,198 2,113 Core net tangible income (loss) (non-GAAP) $ 52,781 $ (21,349) $ 54,118 Net average tangible common equity $ 1,274,751 $ 1,277,903 $ 1,268,506 Core return on average tangible common equity (non-GAAP) 16.47% (6.72)% 16.93% 1 Pre-tax adjustments include securities gains, unrealized gains on equity investments, corporate development and restructuring expense 18

Appendix: Non-GAAP Financial Information

WSFS Financial Corporation

$ in 000's	3Q'20	2Q'20	1Q'20	4Q'19	3Q'19	2Q'19	1Q'19	TTM 4Q'19
Calculation of core PPNR:								
Net income (loss) (GAAP)	**$ 50,823**	$ (7,811)	$ 10,567	$ 45,424	$ 53,595	$ 35,969	$ 12,930	$ 147,918
Plus/(less): Income tax provision (benefit)	**15,140**	(2,247)	1,288	14,199	15,902	10,091	6,260	46,452
Plus: Provision for credit losses	**2,716**	94,754	56,646	1,590	4,121	12,195	7,654	25,560
Plus/(less): Pre-tax adjustments[1]	**(718)**	(21,148)	2,980	5,419	(2,467)	14,731	27,176	44,859
Core PPNR (Non-GAAP)	**$ 67,961**	$ 63,548	$ 71,481	$ 66,632	$ 71,151	$ 72,986	$ 54,020	$ 264,789
Calculation of core PPNR to average assets, less PPP:								
PPP income	**6,373**	4,836	—	—	—	—	—	—
PPP expense	**(442)**	(1,814)	—	—	—	—	—	—
PPP net income	**5,931**	3,022	—	—	—	—	—	—
Core PPNR (Non-GAAP), less PPP	**$ 62,030**	$ 60,526	$ 71,481	$ 66,632	$ 71,151	$ 72,986	$ 54,020	$ 264,789
Total average assets	**$ 13,647,993**	$ 13,020,715	$ 12,159,524	$ 12,226,162	$ 12,418,420	$ 12,122,966	$ 9,099,176	$ 11,466,681
Average assets (PPP)	**952,640**	727,377	—	—	—	—	—	—
Average assets, less PPP	**$ 12,695,353**	$ 12,293,338	$ 12,159,524	$ 12,226,162	$ 12,418,420	$ 12,122,966	$ 9,099,176	$ 11,466,681
Core PPNR to average assets	**1.98 %**	1.96 %	2.36 %	2.16 %	2.27 %	2.41 %	2.41 %	2.31 %
Core PPNR to average assets, less PPP	**1.94 %**	1.98 %	2.36 %	2.16 %	2.27 %	2.41 %	2.41 %	2.31 %

[1] For detail on our core adjustments for 3Q'20, 2Q'20 and 3Q'19 refer to our Earnings Release filed at Exhibit 99.1 to our October 22, 2020 8-K filing. For detail on our core adjustments for 1Q'20, 4Q'19, and 1Q'19, refer to our Earnings Release filed at Exhibit 99.1 to our April 27,2020 8-K filing. For detail on our core adjustments for 2Q'19, refer to our Earnings Release filed at Exhibit 99.1 to our July 22,2019 8-K filing.

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Stockholders or others seeking information regarding the Company may call or write: WSFS Financial Corporation Investor Relations WSFS Bank Center 500 Delaware Avenue Wilmington, DE 19801 302-504-9857 stockholderrelations@wsfsbank.com www.wsfsbank.com Rodger Levenson Dominic C. Canuso Chairman, President and CEO Chief Financial Officer 302-571-7296 302-571-6833 rlevenson@wsfsbank.com dcanuso@wsfsbank.com 20